Special Power of Attorney

The undersigned constitute and appoint Ron Terranova their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:



 Signature                                       Title                       Date
 /s/ Ron Terranova                               President, Chief            January 18, 2000
       Ron Terranova                             Executive, Director
                                                 Treasurer

 /s/ David C. Hall                               Chief Financial Officer,    January 12, 2000
        David C. Hall                            Director


 /s/ Lance Bradford                              Director                    January 14, 2000
       Lance Bradford